Cornerstone OnDemand, Inc.
EXHIBIT 99.4 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of March 31, 2020, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019. The unaudited pro forma condensed combined financial information includes the historical results of Cornerstone OnDemand, Inc. (“Cornerstone” or the “Company”) and the subsidiaries of Vector Talent Holdings, L.P. (“Vector Talent Holdings”) after giving pro forma effect to the acquisition and related financings as described in the following paragraphs and under “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”
The Acquisition. On February 24, 2020, Cornerstone OnDemand, Inc., and certain wholly owned subsidiaries of the Company (collectively, the “CSOD Buyers”) entered into a Purchase Agreement (the “Purchase Agreement”), with Vector Talent Holdings (“Seller”) pursuant to which the Company will acquire all of the outstanding equity interests of the direct and indirect subsidiaries of Seller, including Saba Software, Inc. (such subsidiaries collectively, the “Saba Group” and, such acquisition, the “Acquisition”).
On April 22, 2020, the Company and Seller entered into an amendment to the Purchase Agreement that established aggregate consideration payable by the Company of $1.307 billion, consisting of approximately $1.274 billion in cash, subject to the adjustments set forth in the Purchase Agreement, and 1,110,352 shares of common stock of the Company (the “Stock Consideration”). The Company completed the Acquisition on April 22, 2020.
Related Financings. In conjunction with the Acquisition, on April 22, 2020, the Company entered into a credit agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (“Agent”), which provided for a seven-year senior secured term loan B facility (the “Term Loan” facility) in an aggregate principal amount of $1.0047 billion and a five-year senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of up to $150.0 million (collectively, the “Related Financings”). The Revolving Credit Facility includes a letter of credit sub-facility of up to $30.0 million. On April 22, 2020, the Company borrowed $1.0047 billion, the full amount available on the Term Loan facility, the proceeds of which were used to consummate the Acquisition. The Company did not draw any amounts under the Revolving Credit Facility as of April 22, 2020.
Borrowings under the Credit Agreement will bear interest at a rate per annum equal to LIBOR for an interest period of three months, plus an applicable margin, with a 0.00% LIBOR floor.
Undrawn amounts under the Revolving Credit Facility accrue a commitment fee at an initial per annum rate of 0.50% subject to certain adjustments. In addition to the unused commitment fee, the Company is required to pay certain letter of credit and related fronting fees and other administrative fees.
First Supplemental Indenture. In contemplation of the Acquisition, on April 20, 2020, the Company entered into the First Supplemental Indenture (the “Supplemental Indenture”) with U.S. Bank National Association, as the trustee (the “Trustee”) under the Indenture, dated December 8, 2017 (the “Existing Indenture”) between the Company and the Trustee to modify the terms of the Company’s pre-existing Convertible Notes (the “Convertible Notes”). The Supplemental Indenture permitted the Company to obtain financing under the Credit Agreement and extend the maturity date of the Company’s 5.75% Convertible Notes due in 2021 to March 17, 2023.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2020
(Amounts in thousands)

	Historical
	Cornerstone OnDemand, Inc.	Saba Group Reclassified Note 4	Financing Adjustments		Pro Forma Adjustments		Pro Forma Combined
				Note 5		Note 6
Assets
Current assets:
Cash and cash equivalents	$456,154	$45,580	$949,314	5a	$(1,328,461)	6a	$122,587
Accounts receivable, net	94,200	56,747	—		(1,525)	6b	149,422
Deferred commissions, current portion	33,470	7,185	—		(7,185)	6c	33,470
Prepaid expenses and other current assets	33,789	13,444	—		(290)	6d	46,943
Total current assets	617,613	122,956	949,314		(1,337,461)		352,422
Capitalized software development costs, net	50,169	18,778	—		(18,778)	6e	50,169
Property and equipment, net	33,581	10,256	—		—		43,837
Operating right-of-use assets	70,908	—	—		18,670	6f	89,578
Deferred commissions, net of current portion	70,919	13,576	—		(13,576)	6c	70,919
Long-term investments	9,715	—	—		—		9,715
Intangible assets, net	18,251	108,391	—		378,709	6g	505,351
Goodwill	56,282	452,742	—		451,239	6h	960,263
Other assets	3,947	73,016	3,541	5b	(1,303)	6i	44,105
					(35,096)	6j
Total assets	$931,385	$799,715	$952,855		$(557,596)		$2,126,359
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,511	$11,957	$—		$(2,566)	6k	$13,902
Accrued expenses	59,247	14,972	—		15,247	6l	89,466
Deferred revenue, current portion	300,068	131,935	—		(68,928)	6m	363,075
Operating lease liabilities, current portion	8,769	—	—		6,256	6f	15,025
Debt obligations, current portion	—	2,334	5,017	5c	(1,804)	6n	5,547
Other liabilities	10,511	7,141	—		(199)	6o	17,453
Total current liabilities	383,106	168,339	5,017		(51,994)		504,468
Convertible notes, net	294,264	—	(22,001)	5d	—		272,263
Deferred revenue, net of current portion	6,850	187	—		(187)	6m	6,850
Debt obligations, net of current portion	—	435,545	951,241	5e	(435,057)	6n	951,729
Operating lease liabilities, net of current portion	64,252	—	—		12,244	6f	76,496
Other liabilities, non-current	1,655	16,484	—		45,621	6p	63,157
					(603)	6q
Total liabilities	750,127	620,555	934,257		(429,976)		1,874,963
Stockholders’ equity:
Common stock, $0.0001 par value	6	—	—		—	6r	6
Additional paid-in capital	716,158	—	18,598	5f	32,889	6r	767,645
Accumulated deficit	(538,455)	—	—		18,651	6s	(519,804)
Accumulated other comprehensive income	3,549	—	—		—		3,549
Partners’ capital	—	219,755	—		(219,755)	6t	—
Non-controlling interest	—	51,384	—		(51,384)	6t	—
Partners’ current accounts	—	(91,942)	—		91,942	6t	—
Currency translation adjustment	—	(37)	—		37	6t	—
Total stockholders’ equity	181,258	179,160	18,598		(127,620)		251,396
Total liabilities and stockholders’ equity	$931,385	$799,715	$952,855		$(557,596)		$2,126,359

See accompanying notes.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2020
(Amounts in thousands, except share and per share amounts)

	Historical
	Cornerstone OnDemand, Inc.	Saba Group Reclassified Note 4					Pro Forma Combined
			Financing Adjustments	Note 5	Pro Forma Adjustments	Note 7
Revenue	$150,136	$68,828	$—		$—		$218,964
Cost of revenue	41,924	21,437	—		2,652	7a	66,013
Gross profit	108,212	47,391	—		(2,652)		152,951
Operating expenses:
Sales and marketing	55,330	23,907	—		8,594	7a	87,831
Research and development	24,085	7,202	—		—		31,287
General and administrative	24,725	10,531	—		180	7a	32,870
					(2,566)	7b
Acquisition-related costs	6,811	—	—		(6,512)	7b	299
Total operating expenses	110,951	41,640	—		(304)		152,287
(Loss) income from operations	(2,739)	5,751	—		(2,348)		664
Other income (expense):
Interest income	1,728	—	—		—		1,728
Interest expense	(5,501)	(7,729)	(7,805)	5g	—		(21,035)
Other, net	(7,092)	(5,706)	—		—		(12,798)
Other expense, net	(10,865)	(13,435)	(7,805)		—		(32,105)
Loss before income tax provision	(13,604)	(7,684)	(7,805)		(2,348)		(31,441)
Income tax (provision) benefit	(171)	194	—		3,461	7c	3,484
Net loss	$(13,775)	$(7,490)	$(7,805)		$1,113		$(27,957)
Net loss per share attributable to common stockholders (Note 7d)
Basic	$(0.22)						$(0.45)
Diluted	$(0.22)						$(0.45)
Shares used in per share calculation attributable to common stockholders (Note 7d)
Basic	61,631						62,741
Diluted	61,631						62,741

See accompanying notes.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019
(Amounts in thousands, except share and per share amounts)

	Historical
	Cornerstone OnDemand, Inc.	Saba Group Reclassified Note 4	Financing Adjustments		Pro Forma Adjustments		Pro Forma Combined
				Note 5		Note 7
Revenue	$576,523	$261,197	$—		$—		$837,720
Cost of revenue	149,215	82,502	—		10,934	7a	242,651
Gross profit	427,308	178,695	—		(10,934)		595,069
Sales and marketing	227,733	89,984	—		33,681	7a	351,398
Research and development	101,151	27,574	—		—		128,725
General and administrative	86,491	48,936	—		(1,371)	7a	134,056
Total operating expenses	415,375	166,494	—		32,310		614,179
Income from operations	11,933	12,201	—		(43,244)		(19,110)
Interest income	8,178	—	—		—		8,178
Interest expense	(21,559)	(34,595)	(27,495)	5g	—		(83,649)
Other, net	84	3,069	—		—		3,153
Other expense, net	(13,297)	(31,526)	(27,495)		—		(72,318)
Loss before income tax provision	(1,364)	(19,325)	(27,495)		(43,244)		(91,428)
Income tax (provision) benefit	(2,690)	82,158	—		(71,803)	7c	7,665
Net (loss) income	$(4,054)	$62,833	$(27,495)		$(115,047)		$(83,763)
Net loss per share attributable to common stockholders (Note 7d)
Basic	$(0.07)						$(1.37)
Diluted	$(0.07)						$(1.37)
Shares used in per share calculation attributable to common stockholders (Note 7d)
Basic	60,086						61,196
Diluted	60,086						61,196

See accompanying notes.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) and pursuant to Article 11 of Regulation S-X. The unadjusted historical consolidated financial statements presented below include those of Vector Talent Holdings L.P. and subsidiaries. Certain balances presented within the historical financial statements pertain to the legal entity, Vector Talent Holdings L.P., the Seller and former parent of the acquired companies, which has not been acquired by Cornerstone with the Saba Group. The Company has assessed the nature and amounts of the balances retained by the Seller and concluded that these balances are quantitatively and qualitatively immaterial to the financial statements as a whole. Therefore, adjustments to eliminate the Vector Talent Holdings L.P. balances have not been reflected in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined balance sheet as of March 31, 2020 combines the historical unaudited condensed consolidated balance sheet of Cornerstone as of March 31, 2020 and historical unaudited condensed consolidated balance sheet of Vector Talent Holdings as of March 31, 2020, giving effect to (i) the Acquisition, the Related Financings, and the Supplemental Indenture (collectively, the “Transaction”) as if it had been completed on March 31, 2020 and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives effect to (i) the Transaction as if it had been completed on January 1, 2019, the beginning of the Company’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 were prepared using the Company’s historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2020, the Company’s historical consolidated statement of operations for the year ended December 31, 2019, the Seller’s historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2020 and the Seller’s historical consolidated statement of operations for the year ended December 31, 2019.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (which we refer to as “ASC 805”), with the Company treated as the accounting acquirer and Seller as the accounting acquiree. The unaudited pro forma condensed combined financial information may differ from the Company’s final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets acquired and liabilities assumed of the Saba Group are preliminary and subject to change when the valuation and other studies are finalized. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies, or cost savings that may result from the Acquisition or of any integration costs.

This unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s and Seller’s financial statements noted below:
•The separate historical unaudited condensed consolidated financial statements of Cornerstone as of and for the three months ended March 31, 2020, included in Cornerstone’s Interim Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2020;
•The separate historical consolidated financial statements of Cornerstone as of and for the year ended December 31, 2020, included in Cornerstone OnDemand’s Annual Report on Form 10-K filed with the SEC on February 25, 2020;
•The historical unaudited condensed consolidated balance sheet of Seller and subsidiaries as of March 31, 2020, the related unaudited condensed consolidated statements of operations, comprehensive (loss) income, cash flows, and changes in partners’ equity for the three months then ended and the related notes thereto included in Exhibit 99.1 of this Form 8-K/A;
•The historical consolidated balance sheets of Seller and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in partners’ equity for the year ended December 31, 2019 and the seven months ended December 31, 2018 and the related notes thereto included in Exhibit 99.2 of this Form 8-K/A; and
•The historical consolidated balance sheets of Seller and subsidiaries as of May 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, cash flows, and changes in partners’ equity for the years ended May 31, 2018 and May 31, 2017 and the related notes thereto included in Exhibit 99.3 of this Form 8-K/A.
Note 2. Significant Accounting Policies
The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Cornerstone’s consolidated financial statements as of and for the year ended December 31, 2019. Management has determined that certain adjustments, including those described herein and in Notes 5 and 6, are necessary to conform Seller’s financial statements to the accounting policies and financial statement presentation used by Cornerstone OnDemand in the preparation of the unaudited pro forma condensed combined financial information.
The Company adopted FASB Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and several amendments codified as ASC 842, on January 1, 2019 while the Saba Group was not required to adopt this standard at the time of the Acquisition. The primary impact of adopting ASC 842 relates to the recognition of right-of-use assets and lease liabilities on the unaudited pro forma condensed combined consolidated balance sheet. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 has been adjusted to recognize operating right-of-use assets and operating lease liabilities.
The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) on January 1, 2020 while the Saba Group was not required to adopt this standard at the time of the Acquisition. The current expected credit loss (“CECL”) model under this standard results in earlier recognition of credit losses for loans, investment securities, and purchased financial assets with credit deterioration. Because ASU 2016-13 was not in effect in 2019, the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2019 was not prepared to reflect the accounting under this new standard. The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2020 have been prepared to reflect the adoption of this standard.
As further information becomes available following the Acquisition, the Company will conduct a more detailed review of the Saba Group’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3. Calculation of Estimated Purchase Consideration and Preliminary Purchase Price Allocation
(dollars in thousands)
Estimated Purchase Consideration
The fair value of consideration transferred includes the cash consideration transferred to the Seller at close, and the fair value of the Company’s common stock issued at close. The estimated purchase consideration is as follows:

Contractual cash consideration at closing[1]	$1,262,000
Less: estimated indebtedness adjustments[2]	(3,688)
Add: Seller’s transaction expenses[3]	16,152
Total estimated cash consideration, exclusive of cash acquired	1,274,464
Add: estimated closing cash[4]	53,997
Total estimated cash consideration	1,328,461
Total equity consideration[5]	32,889
Total estimated purchase consideration	$1,361,350

[1] Represents the total estimated contractual cash consideration of $1.262 billion paid to Seller as of April 22, 2020, prior to adjustments.
[2] Represents adjustments for certain estimated indebtedness as defined in the Purchase Agreement.
[3] Represents payment of $16.2 million by the Company of transaction expenses incurred by and for the benefit of the Seller prior to the Closing Date.
[4] Represents the Saba Group’s estimated closing cash balance as of April 22, 2020 that is added to the gross purchase consideration.
[5] The Stock Consideration component of the estimated purchase consideration represents 1,110,352 shares of the Company’s Common Stock, par value $0.0001 per share valued on April 22, 2020.
Preliminary Purchase Price Allocation
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of the Saba Group are recorded at the acquisition date fair values and added to those of the Company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition. For the preliminary estimate of fair values of assets acquired and liabilities assumed of the Saba Group, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material.

The following table sets forth a preliminary allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of the Saba Group using the Saba Group’s historical unaudited condensed consolidated balance sheet as of March 31, 2020, with the excess recorded as goodwill:

Cash and cash equivalents	$45,580
Accounts receivable	55,222
Prepaid expenses and other current assets	13,154
Property and equipment	10,256
Operating right-of-use assets	18,670
Intangible assets	487,100
Other assets	2,719
Total assets	632,701
Accounts payable	9,391
Accrued expenses	14,972
Deferred revenue	63,007
Operating lease liabilities	18,500
Other liabilities	69,462
Total liabilities	175,332
Net assets acquired (a)	457,369
Estimated purchase consideration (b)	1,361,350
Estimated goodwill (b) - (a)	$903,981
Goodwill
Goodwill represents the excess of purchase consideration over the fair value of the underlying net assets acquired. In accordance with FASB ASC Topic 350, Goodwill and Other Intangible Assets (“ASC 350”), goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to the assembled workforce of the Saba Group, planned growth in new markets, and synergies expected to be achieved from the combined operations of the Company and the Saba Group. Goodwill recorded in connection with the Acquisition is not expected to be deductible for tax purposes.
Intangible assets
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Estimated Fair Value (in thousands)	Estimated Useful Life (in years)
Customer relationships	$296,300	11
Customer contracts	63,100	2
Developed technology	120,500	3 - 5
Trade names, trademarks, and domain names	7,200	3
Total	$487,100
The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations based on the estimated useful lives above and as further described in Note 7(a).

Property, plant, and equipment
Property, plant, and equipment in the unaudited pro forma condensed combined financial information consists of the following:

	Estimated Fair Value (in thousands)	Estimated Useful Life (in years)
Computer equipment and software	$6,840	1 - 5
Leasehold improvements	2,475	1 - 4
Office furniture and fixtures	941	7
Total	$10,256
Deferred revenue
The fair value of deferred revenue represents the costs to fulfill the liabilities assumed, plus a normal profit margin.
Deferred tax liabilities
The deferred tax liabilities represent the deferred tax impact associated with the differences in book and tax basis, including incremental differences created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments reflect an estimated blended federal and state tax rate, and respective foreign tax rates. For balance sheet purposes, where U.S. tax rates were used, rates were based on recently enacted U.S. tax law. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities of the Saba Group.

Note 4. Reclassification Adjustments (dollars in thousands)
The following reclassification adjustments were made to conform the presentation of Seller’s financial information to the Company’s presentation on the unaudited pro forma condensed combined balance sheet as of March 31, 2020:

	Historical Saba Group	Reclassifications		Reclassified Saba Group
Assets
Current assets:
Cash and cash equivalents	$45,580	$—		$45,580
Accounts receivable, net	55,251	1,496	a	56,747
Deferred commissions, current portion	—	7,185	b	7,185
Prepaid expenses and other current assets	19,108	(1,496)	a	13,444
		(7,185)	b
		3,017	c
Total current assets	119,939	3,017		122,956
Capitalized software development costs, net	18,778	—		18,778
Property and equipment, net	10,256	—		10,256
Deferred commissions, net of current portion	—	13,576	d	13,576
Intangible assets, net	108,391	—		108,391
Goodwill	452,742	—		452,742
Deferred tax assets	68,994	(68,994)	e	—
Restricted cash	3,017	(3,017)	c	—
Other assets	17,598	68,994	e	73,016
		(13,576)	d
Total assets	$799,715	$—		$799,715
Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$11,950	$7	f	$11,957
Accounts payable, related parties	7	(7)	f	—
Accrued compensation and related expenses	11,874	(11,874)	g	—
Accrued expenses and other current liabilities	10,239	(7,141)	h	14,972
		11,874	g
Deferred revenue, current portion	131,935	—		131,935
Debt and other obligations, current portion	2,129	205	i	2,334
Debt obligations, related parties, current portion	205	(205)	i	—
Other liabilities	—	7,141	h	7,141
Total current liabilities	168,339	—		168,339
Deferred revenue, net of current portion	187	—		187
Debt and other obligations, less current portion	416,512	19,033	j	435,545
Debt obligations, related parties, less current portion	19,033	(19,033)	j	—
Deferred tax liabilities	13,710	(13,710)	k	—
Other liabilities, non-current	2,774	13,710	k	16,484
Total liabilities	620,555	—		620,555
Stockholders’ equity:
Partners’ capital	219,755	—		219,755
Non-controlling interest	51,384	—		51,384
Partners’ current accounts	(91,942)	—		(91,942)
Currency translation adjustment	(37)	—		(37)
Total stockholders’ equity	179,160	—		179,160
Total liabilities and stockholders’ equity	$799,715	$—		$799,715

(a) Represents reclassification of $1.5 million from “Prepaid expenses and other current assets” to “Accounts receivable, net”
(b) Represents reclassification of $7.2 million from “Prepaid expenses and other current assets” to “Deferred commissions, current portion”
(c) Represents reclassification of $3.0 million from “Restricted cash” to “Prepaid expenses and other current assets”
(d) Represents reclassification of $13.6 million from “Other assets” to “Deferred commissions, net of current portion”
(e) Represents reclassification of $69.0 million from “Deferred tax assets” to “Other assets”
(f) Represents reclassification of $7 thousand from “Accounts payable, related parties” to “Accounts payable”.
(g) Represents reclassification of $11.9 million from “Accrued compensation and related expenses” to “Accrued expenses and other current liabilities”
(h) Represents reclassification of $7.1 million from “Accrued expenses and other current liabilities” to “Other liabilities”
(i) Represents reclassification of $0.2 million from “Debt obligations, related parties, current portion” to “Debt and other obligations, current portion”
(j) Represents reclassification of $19.0 million from “Debt obligations, related parties, less current portion” to “Debt and other obligations, less current portion”
(k) Represents reclassification of $13.7 million from “Deferred tax liabilities” to “Other liabilities, non-current”

The following reclassification adjustments were made to conform the presentation of the Seller’s financial information to the Company’s presentation on the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020:

	Historical Saba Group	Reclassifications		Reclassified Saba Group
Revenue:
Revenue	$—	$68,828	aa	$68,828
Subscription revenue	60,187	(60,187)	aa	—
Professional services revenue	7,636	(7,636)	aa	—
Licenses revenue	1,005	(1,005)	aa	—
Total revenue	68,828	—		68,828
Cost of revenue:
Cost of revenue	—	100	bb	21,437
		(2,025)	cc
		23,362	aa
Subscription cost of revenue	10,602	(10,602)	aa	—
Professional services cost of revenue	8,007	(8,007)	aa	—
Amortization of software technology	4,753	(4,753)	aa	—
Total cost of revenue	23,362	(1,925)		21,437
Gross profit	45,466	1,925		47,391
Operating expenses:
Sales and marketing	18,169	(100)	bb	23,907
		(190)	cc
		6,028	dd
Research and development	6,770	432	cc	7,202
General and administrative	7,684	1,783	cc	10,531
		432	dd
		632	ee
General and administrative, related parties	632	(632)	ee	—
Foreign exchange loss	5,706	(5,706)	ff	—
Amortization of intangible assets	6,460	(6,460)	dd	—
Total operating expenses	45,421	(3,781)		41,640
Income from operations	45	5,706		5,751
Other income (expense):
Interest expense	(7,428)	(301)	gg	(7,729)
Interest expense, related parties	(301)	301	gg	—
Other, net	—	(5,706)	ff	(5,706)
Other expense, net	(7,729)	(5,706)		(13,435)
Loss before income tax	(7,684)	—		(7,684)
Income tax benefit	194	—		194
Net loss	$(7,490)	$—		$(7,490)

(aa) Represents reclassification of all legacy Saba revenue and cost of revenue financial statement line items to “Revenue” and “Cost of revenue,” respectively
(bb) Represents reclassification of $0.1 million from “Sales and marketing” to “Cost of revenue”
(cc) Represents reclassifications resulting from the alignment of the Saba Group’s historical allocation policy with the Company’s policy
(dd) Represents reclassification of $6.0 million and $0.4 million from “Amortization of intangible assets” to “Sales and marketing” and “General and administrative,” respectively
(ee) Represents reclassification of $0.6 million from “General and administrative, related parties” to “General and administrative”
(ff) Represents reclassification of $5.7 million from “Foreign exchange loss” to “Other, net”
(gg) Represents reclassification of ($0.3) million from “Interest expense, related parties” to “Interest expense”

The following reclassification adjustments were made to conform the presentation of the Seller’s financial information to the Company’s presentation on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019:

	Historical Saba Group	Reclassifications		Reclassified Saba Group
Revenue:
Revenue	$—	$261,197	hh	$261,197
Subscription revenue	232,196	(232,196)	hh	—
Professional services revenue	27,980	(27,980)	hh	—
Licenses revenue	1,021	(1,021)	hh	—
Total revenue	261,197	—		261,197
Cost of revenue:
Cost of revenue	—	2,792	ii	82,502
		(11,312)	jj
		91,022	hh
Subscription cost of revenue	42,567	(42,567)	hh	—
Professional services cost of revenue	29,767	(29,767)	hh	—
Amortization of software technology	18,688	(18,688)	hh	—
Total cost of revenue	91,022	(8,520)		82,502
Gross profit	170,175	8,520		178,695
Operating expenses:
Sales and marketing	67,518	(2,792)	ii	89,984
		453	jj
		24,805	kk
Research and development	27,004	570	jj	27,574
General and administrative	30,587	10,289	jj	48,936
		3,818	kk
		4,242	ll
General and administrative, related parties	4,242	(4,242)	ll	—
Foreign exchange gain	(3,038)	3,038	mm	—
Amortization of intangible assets	28,623	(28,623)	kk	—
Total operating expenses	154,936	11,558		166,494
Income from operations	15,239	(3,038)		12,201
Interest expense	(33,242)	(1,353)	nn	(34,595)
Interest expense, related parties	(1,353)	1,353	nn	—
Other, net	31	3,038	mm	3,069
Other expense, net	(34,564)	3,038		(31,526)
Loss before income tax	(19,325)	—		(19,325)
Income tax benefit	82,158	—		82,158
Net income	$62,833	$—		$62,833

(hh) Represents reclassification of all legacy Saba revenue and cost of revenue financial statement line items to “Revenue” and “Cost of revenue”, respectively
(ii) Represents reclassification of $2.8 million from “Sales and marketing” to “Cost of revenue”
(jj) Represents reclassifications resulting from the alignment of the Saba Group’s historical allocation policy with the Company’s policy
(kk) Represents reclassification of $24.8 million and $3.8 million from “Amortization of intangible assets” to “Sales and marketing” and “General and administrative,” respectively
(ll) Represents reclassification of $4.2 million from “General and administrative, related parties’ to “General and administrative”
(mm) Represents reclassification of ($3.0) million from “Foreign exchange gain” to “Other, net”
(nn) Represents reclassification of ($1.4) million from “Interest expense, related parties” to “Interest expense”
Note 5. Financing Adjustments (dollars in thousands)
a.Reflects the following adjustments to the Company’s cash and cash equivalents balance from: (i) the issuance of the Term Loan and (ii) modification of the Convertible Notes:

Cash proceeds from the Company’s Term Loan facility, net of debt issuance costs	$956,258
Deferred finance costs incurred in connection with the Company’s undrawn Revolving Facility	(3,541)
Cash paid to modify the Company’s Convertible Notes	(3,403)
Pro forma adjustments to cash and cash equivalents	$949,314
b.Reflects the adjustment to other assets for deferred financing costs on the Company’s undrawn Revolving Debt.
c.Reflects the adjustments to recognize the current portion of the Company’s Term Loan debt.
d.Reflects the incremental debt issuance costs and discount recorded as a result of the modification of the Company’s Convertible Notes. In connection with the modification of the Convertible Notes, the Company paid consent and other fees to the note holders; these consent and other fees have been accounted for and reflected in the pro forma financial statements as debt issuance costs on the Convertible Notes. Additionally, the increase in the term of the Convertible Notes has resulted in a change in the value of the conversion feature, which has also been reflected as an additional discount on the Convertible Notes and an adjustment to additional paid-in capital.
e.Reflects the adjustments to recognize the non-current portion of the Company’s Term Loan debt.
f.Reflects the increase to additional paid-in capital resulting from the change in value of the conversion feature of the modified Convertible Notes.
g.Reflects the following adjustments to interest expense from the issuance of the Company’s Term Loan modification of the Company’s Convertible Notes and elimination of the Saba Group’s historical debt.

	Pro Forma
	Three Months Ended March 31, 2020	Year Ended December 31, 2019
Additional discount amortization on the modified Convertible Notes	$(698)	$(2,496)
Interest expense related to the Company’s Term Loan facility, inclusive of deferred finance cost amortization	(14,891)	(59,609)
Elimination of the Saba Group’s historical interest expense	7,784	34,610
Total incremental interest expense	$(7,805)	$(27,495)
The assumed effective interest rate on the borrowings under the Term Loan facility is 6.2%. A sensitivity analysis on interest expense has been performed to assess the affect that a hypothetical 0.125 percentage point change in interest rates would have on the Term Loan facility. A 0.125 percentage point change in the interest rates would cause a corresponding increase or decrease to interest expense of approximately $0.3 million and $1.3 million for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively.

Note 6. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet (dollars in thousands)
a.Represents adjustments to the combined company cash and cash equivalents balance, including (i) cash consideration paid to the Seller and escrow; (ii) retirement of the Saba Group’s long-term debt; (iii) and the Saba Group’s estimated transaction and other costs paid by the Company concurrently with the Acquisition closing.

Cash consideration paid to Seller and escrow at close	$(860,361)
Cash paid to retire the Saba Group’s long-term debt, including accrued interest and fees	(451,948)
The Seller’s estimated transaction and other costs paid as consideration	(16,152)
Pro forma adjustments to cash and cash equivalents	$(1,328,461)
b.Reflects an increase to the allowance for doubtful accounts of $1.5 million as a result of the adoption of ASU 2016-13 by the Saba Group as of March 31, 2020 which was recorded against accumulated deficit.
c.Reflects the elimination of the Saba Group’s costs to acquire customer contract balances on the Saba Group’s historical balance sheet.
d.Reflects the elimination of the Saba Group’s historical short-term prepaid rent and short-term deferred finance cost asset.

Elimination of Saba Group historical short-term prepaid rent	$(178)
Elimination of Saba Group historical short-term deferred finance cost asset	(112)
Pro forma adjustments to prepaid expenses and other current assets	$(290)
e.Reflects the elimination of the Saba Group’s historical capitalized software development costs.
f.Reflects the recognition of operating right-of-use assets and operating lease liabilities as a result of the adoption of ASC 842 by the Saba Group as of March 31, 2020.
g.Reflects the acquisition method of accounting based on the estimated fair value of the intangible assets acquired as discussed in Note 3 above.

Intangible assets, net - elimination of historical value	$(108,391)
Intangible assets - fair value	487,100
Pro forma adjustments to intangible assets, net	$378,709
h.Reflects the adjustment to goodwill after the application of purchase accounting discussed in Note 3 above.

Goodwill - elimination of historical	$(452,742)
Goodwill - fair value	903,981
Pro forma adjustments to goodwill	$451,239
i.Reflects the elimination of the Saba Group’s historical long-term prepaid rent and long-term deferred finance cost asset:

Elimination of Saba Group long-term historical prepaid rent	$(1,069)
Elimination of Saba Group long-term historical deferred finance cost asset	(234)
Pro forma adjustments to other assets	$(1,303)
j.Reflects a net decrease in deferred tax assets of $35.1 million, consisting of a $69.0 million change to the Saba Group’s deferred tax assets due to the preliminary purchase price allocation—which was partially offset by a $33.9 million pro forma adjustment recorded as a benefit attributable to a partial reduction of valuation allowance on the Company’s deferred tax assets as a result of incremental book and tax basis differences created from the preliminary purchase price allocation and recognition of valuation allowance on UK net deferred tax assets. Deferred taxes on the Saba Group’s pre-tax pro forma adjustments were established based on jurisdictional statutory federal and blended state tax rates and local country tax rates.

k.Reflects the elimination of the Saba Group’s accrued transaction costs, which were paid by Cornerstone on the acquisition date.
l.Reflects the pro-forma adjustments for the accrual of Cornerstone’s transaction costs.
m. Reflects the fair value adjustment for the Saba Group’s deferred revenue.
n.Reflects the retirement of the Saba Group’s debt obligations.
o.Reflects the elimination of the Saba Group’s historical short-term deferred rent.
p.Reflects a net increase in deferred tax liabilities of $45.6 million as a result of incremental book and tax basis differences created from the preliminary purchase price allocation. Deferred taxes on the Saba Group’s pre-tax pro forma adjustments were established based on jurisdictional federal and blended state tax rates and local country tax rates.
q.Reflects the elimination of the Saba Group’s historical long-term deferred rent.
r.Reflects the issuance of 1,110,352 shares of the Company’s common stock, as purchase consideration.
s.Reflects the effect of the pro forma adjustments on combined accumulated deficit, after the elimination of the Saba Group’s historical equity.
t.Reflects the elimination of the Saba Group’s historical equity.
Note 7. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations (dollars in thousands)
a.Represents the adjustments to record the elimination of historical amortization expense and recognition of new amortization expense related to the identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized.

	Pro Forma
	Three Months Ended March 31, 2020
	Cost of Revenue	Sales & Marketing	General & Administrative
Reversal of Saba Group’s historical intangible asset amortization	$(4,753)	$(6,028)	$(432)
Amortization of purchased identifiable intangible assets	7,405	14,622	612
Total incremental (reduction in) amortization expense	$2,652	$8,594	$180

	Pro Forma
	Year Ended December 31, 2019
	Cost of Revenue	Sales & Marketing	General & Administrative
Reversal of Saba Group’s historical intangible asset amortization	$(18,688)	$(24,805)	$(3,818)
Amortization of purchased identifiable intangible assets	29,622	58,486	2,447
Total incremental (reduction in) amortization expense	$10,934	$33,681	$(1,371)

b.Reflects the adjustments to reverse non-recurring acquisition costs, which were recorded in the Company’s statement of operations as acquisition-related costs. The acquisition costs reflected in the historical statements of operations are as follows:

	Pro Forma
	Three Months Ended	Year Ended
	March 31, 2020	December 31, 2019
Reversal of the Company’s acquisition costs from acquisition-related costs	$(6,512)	$—
Reversal of Seller’s acquisition costs from general and administrative	(2,566)	—
Total reduction	$(9,078)	$—
c.Reflects the elimination of the Saba Group’s historical tax expense of $3.5 million for the period ended March 31, 2020 and historical tax benefit of $71.8 million for the period ended December 31, 2019 due to a change in the realizability on the Saba Group’s US, federal, state, and UK deferred tax assets resulting from the Acquisition.
d.Represents the pro-forma weighted average shares outstanding that have been calculated using the historical weighted average shares of the Company’s common stock outstanding and the estimated additional equity of the Company issued in connection with the Acquisition, assuming those shares and awards were outstanding for the three months ended March 31, 2020 and the year ended December 31, 2019.

	Pro Forma
	Three Months Ended	Year Ended
	March 31, 2020	December 31, 2019
	(shares in thousands)
Shares used in per share calculation:
Historical Cornerstone weighted average shares - basic and diluted	61,631	60,086
Shares of Cornerstone stock issued pursuant to the Purchase Agreement	1,110	1,110
Pro forma basic and diluted shares	62,741	61,196
Pro forma basic and diluted loss per share	$(0.45)	$(1.37)